UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2015

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01. Regulation FD Disclosure.

On September 14, 2015, SkyWest, Inc. (“SkyWest”) issued a press release entitled “SkyWest, Inc. Announces Agreement to Fly 18 Additional E175 Aircraft for United Airlines — Deliveries to Begin in Late 2016” and on October 21, 2015, SkyWest issued a press release entitled “SkyWest, Inc. Secures Agreement with Delta Air Lines for 19 E175 Aircraft — Deliveries to Begin in August 2016.”  Copies of such press releases are attached as Exhibits 99.1 and 99.2 to this Report, respectively.

SkyWest undertakes no duty or obligation to publicly update the information contained in this Report, although it may do so from time to time as it determines or believes is necessary. Any updates may be made through the filing of other reports with the U.S. Securities and Exchange Commission, through press releases, or by other means of public disclosure.  The information set forth in this Report, and in the attached exhibits, is qualified in all respects by, and subject in all respects to, the statements set forth in the sections of the attached exhibits entitled “Forward-Looking Statements.”

The information contained in this Report, and in the attached exhibits, is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed incorporated by reference by any general statements incorporating by reference this Report or future filings into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that SkyWest specifically incorporates the information by reference. By filing this Report and furnishing this information, SkyWest makes no admission or statement as to the materiality of any information in this Report or in the attached exhibits that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

The following are furnished as exhibits to this Report:

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated September 14, 2015, entitled “SkyWest, Inc. Announces Agreement to Fly 18 Additional E175 Aircraft for United Airlines — Deliveries to Begin in Late 2016.”

99.2	Press release dated October 21, 2015, entitled “SkyWest, Inc. Secures Agreement with Delta Air Lines for 19 E175 Aircraft — Deliveries to Begin in August 2016.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: October 22, 2015	By	/s/ Eric J. Woodward
Eric J. Woodward,
Chief Accounting Officer